Exhibit 5.1

Ortoli | Rosenstadt LLP	366 Madison Avenue, 3rd Fl. New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-930

July 29, 2026

Aureus Greenway Holdings Inc.

2995 Remington Boulevard

Kissimmee, Florida 34744

Re:	Aureus Greenway Holdings Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel to Aureus Greenway Holdings Inc., a Nevada corporation (the “Company” or “AGH”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the agreement and plan of merger, dated March 8, 2026 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among AGH, Aureus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of AGH (“Merger Sub”), Autonomous Power Corporation (“Powerus”), a Delaware corporation and Andrew Fox, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Powerus.

Pursuant to the Business Combination Agreement and subject to the terms and conditions thereof, the following transactions will occur on the date of closing, among other things: (i) Merger Sub will merge with and into Powerus, and Powerus will continue as the surviving corporation and a direct subsidiary of AGH (such transaction, the “Merger”), (ii) upon completion of the Merger, AGH will change its name to “Powerus Corporation,” reflecting the combined business (the combined company, referred to as “Newco”), (iii) the form of the Amended and Restated Articles of Incorporation of Newco in the form filed as Exhibit 3.5 to the Registration Statement (the “Amended and Restated Charter”) and (iv) AGH will issue to current stockholders of Powerus, as consideration in the Merger, up to 186,374,316 shares of common stock, par value $0.001 per share, of AGH (“AGH Common Stock”), inclusive of (w) approximately 79,662,484 shares as merger consideration (the “Merger Consideration Shares”), (x) 55,000,000 shares of AGH Common Stock deemed fully earned, vested and non-contingent as of closing pursuant to Amendment No. 1 to the Business Combination Agreement, dated July 17, 2026 (the “First Amendment” and, together with the Business Combination Agreement, the “Transaction Agreements”), which First Amendment is filed as Exhibit 2.2 to the Registration Statement (the “Earn Out Shares”), (y) 23,141,023 shares (the “Replacement Option Shares”) underlying options to purchase AGH Common Stock issued in replacement of Powerus stock options, with the number of shares and exercise price adjusted by the exchange ratio set forth in the Business Combination Agreement (the “Replacement Options”) and (z) 28,570,809 shares underlying warrants (the “Replacement Warrant Shares”) to purchase AGH Common Stock issued in replacement of Powerus warrants, with the number of shares and exercise price adjusted by the exchange ratio set forth in the Business Combination Agreement (the “Replacement Warrants”, together with the Merger Consideration Shares, the Earn Out Shares, the Replacement Options Shares and the Replacement Warrant Shares, the “Shares”).

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This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and in connection with the registration under the above-referenced Registration Statement of the Shares. In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of officers of the Company. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) a copy of the Business Combination Agreement, as filed as Exhibit 2.1 to the Registration Statement, and the First Amendment, as filed as Exhibit 2.2 to the Registration Statement;

(ii) the form of Amended and Restated Charter to be filed with the Secretary of State of the State of Nevada prior to the closing of the Merger and the issuance of any of the Shares and as further described above;

(iii) the form of Bylaws of Newco filed as Exhibit 3.4 to the Registration Statement and to be adopted by Newco prior to the closing of the Merger and the issuance of any of the Shares;

(iv) the existing corporate and organizational documents of AGH;

(v) minutes and records of corporate proceedings of AGH with respect to the issuance of the Shares;

(vi) the Registration Statement and the exhibits thereto; and

(vii) such other instruments, documents, statements and records of AGH and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies, that the issuance of the Shares has been duly authorized by all necessary corporate action on the part of AGH, including approval by the board of directors and stockholders, and that, after giving effect to the Amended and Restated Charter, AGH will have sufficient authorized but unissued shares of AGH Common Stock to cover the issuance of the Shares. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than AGH, and the due authorization, execution and delivery of all documents by the parties thereto other than AGH. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of AGH and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that, in our opinion, upon (a) the Registration Statement becoming effective pursuant to the provisions of the Securities Act and the effectiveness of the Merger in accordance with the Business Combination Agreement, (b) a prospectus with respect to the Shares being filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Securities Act, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities having been obtained and (d) the Amended and Restated Charter having been filed with the Secretary of State of the State of Nevada:

(i)	the Merger Consideration Shares and the Earn Out Shares will be validly issued, fully paid and non-assessable upon their issuance pursuant to the Business Combination Agreement;

(ii)	the Replacement Option Shares will be validly issued, fully paid and non-assessable upon the issuance of the Replacement Options pursuant to the Business Combination Agreement and upon the due exercise of the Replacement Options pursuant to their terms;

(iii)	the Replacement Warrant Shares will be validly issued, fully paid and non-assessable upon the issuance of the Replacement Warrants pursuant to the Business Combination Agreement and upon the due exercise of the Replacement Warrants pursuant to their terms;

(iv)	the Replacement Options, when issued pursuant to the Business Combination Agreement, will be legally binding obligations of the Company enforceable in accordance with their respective terms; and

(v)	the Replacement Warrants, when issued pursuant to the Business Combination Agreement, will be legally binding obligations of the Company enforceable in accordance with their respective terms.

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Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies. In addition, we do not express any opinion with respect to the enforceability of any provision contained in any agreements relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations.

This opinion is furnished to you in connection with the registration of the Shares under the above-referenced Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

We are admitted to practice in the State of New York and are not admitted to practice in the State of Nevada. However, for the limited purposes of our opinions set forth above, we are generally familiar with 78 NRS, the applicable provisions of the Constitution of the State of Nevada and reported judicial decisions under Nevada law and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. The opinions herein regarding the Shares are limited to the Nevada Revised Statutes and all applicable provisions of reported judicial decisions interpreting these laws, and the opinions herein regarding the Replacement Options and the Replacement Warrants are limited to the laws of the State of New York. We express no opinion with respect to the applicability of federal laws, the laws of other countries, the laws of any other state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP

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